ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0270472009-4
	Filing Number 20090618268-12
Secretary of State	Filed On 08/14/2009
State Of Nevada	Number of Pages 3

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Tri-Energy Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

Article I has been amended and restated in its entirety to read as follows:

"The name of the corporation is 808 Renewable Energy Corporation (the "Corporation").

See Attached.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 5,000,000 shares (100%)

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION
OF
TRI-ENERGY CORPORATION,
a Nevada corporation

The undersigned hereby certifies as follows:

1. That the undersigned is the President and the Secretary of Tri-Energy Corporation, a Nevada corporation (the "**Corporation**");

2. That the original Articles of Incorporation of the Corporation were filed with the Nevada Secretary of State on May 13, 2009;

3. That stock of the Corporation has been issued;

4. That, in accordance with Nevada Revised Statutes Sections 78.390(1)(a) and 78.315(2), by written consent of the Corporation's sole director (the "**Board**"), dated as of August 10, 2009, the Board approved and adopted an amendment to the Articles of Incorporation of the Corporation (the "**Amendment**") as set forth below in this Certificate of Amendment (this "**Certificate of Amendment**"), and the Board authorized the filing of this Certificate of Amendment with the Nevada Secretary of State, subject to the approval and adoption of the Amendment by the Corporation's stockholders holding at least a majority of the voting power of the Corporation;

5. That, in accordance with Nevada Revised Statutes Sections 78.390(1)(b) and 78.320(2), the Corporation's sole stockholder holding at least a majority of the voting power of the Corporation voted by written consent dated as of August 10, 2009 to amend the Articles of Incorporation as set forth in the Amendment. The Amendment was approved and adopted by the holder of five million (5,000,000) shares of the Corporation's Common Stock, par value $0.001 per share ("**Common Stock**"), representing the approval and adoption of the Amendment by the holder of one hundred percent (100%) of the outstanding shares of Common Stock entitled to vote with respect to the Amendment; and

6. That, pursuant to the foregoing, **Article** I of the Articles of Incorporation of the Corporation is amended and restated in its entirety as follows:

Article I

The name of the corporation is 808 Renewable Energy Corporation (the "**Corporation**").

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Articles of Incorporation of the Corporation on this 10th day of August 2009.

Patrick S. Carter,
President